EX-99.1

Exhibit 99.1

Cover Letter to Offer to Purchase and Letter of Transmittal

IF YOU DO NOT WANT TO REDEEM YOUR LIMITED PARTNERSHIP INTERESTS AT

THIS TIME FOR ANY REASON, INCLUDING IF YOU ARE SUBJECT TO AN AGREEMENT NOT

TO REDEEM YOUR INTERESTS FOR AN INITIAL HOLDING PERIOD, PLEASE DISREGARD

THIS NOTICE. THIS IS SIMPLY NOTIFICATION OF THE FUND’S TENDER OFFER.

October 18, 2010

Dear Investor of The Endowment TEI Fund, L.P.:

We are writing to inform you of important dates related to the tender offer by The Endowment TEI Fund, L.P. (the “Fund”). If you are not interested in selling your limited partnership interests at this time, please disregard this notice and take no action.

Please note that the sale of your limited partnership interests may be subject to a 2% Early Redemption Fee if you decide to sell your interests in this offer.

The tender offer period will begin on October 18, 2010 and end on November 22, 2010. The purpose of the tender offer is to provide liquidity to investors who hold limited partnership interests. Limited partnership interests can be redeemed by means of a tender offer only during one of the Fund’s announced tender offers.

Should you wish to sell any of your limited partnership interests during this tender offer period, please complete and return the enclosed Letter of Transmittal (the Tender Offer Form will suffice) which must be received by the Fund’s Investment Adviser, Endowment Advisers, L.P. either by mail or by fax (if by fax, please deliver an original, executed copy promptly thereafter) in good order by midnight, Central Standard Time, on November 22, 2010. If you do not wish to redeem limited partnership interests for any reason, including if you are subject to an agreement not to redeem your interests for an initial holding period, simply disregard this notice. No Action is Required if You Do Not Wish to Redeem at This Time.

If you have any questions, please refer to the attached Offer to Purchase document, which contains additional important information about the tender offer, or call the Support Desk of the Investment Adviser at (800) 725-9456.

Sincerely,

The Endowment TEI Fund, L.P.

Cover Letter to Offer to Purchase and Letter of Transmittal

Clients of Merrill Lynch, Pierce, Fenner & Smith, Inc. (“Merrill”) Financial Advisers

IF YOU DO NOT WANT TO REDEEM YOUR LIMITED PARTNERSHIP INTERESTS AT

THIS TIME FOR ANY REASON, INCLUDING IF YOU ARE SUBJECT TO AN AGREEMENT NOT

TO REDEEM YOUR INTERESTS FOR AN INITIAL HOLDING PERIOD, PLEASE DISREGARD

THIS NOTICE. THIS IS SIMPLY NOTIFICATION OF THE FUND’S TENDER OFFER.

October 18, 2010

Dear Investor of The Endowment TEI Fund, L.P.:

We are writing to inform you of important dates related to the tender offer by The Endowment TEI Fund, L.P. (the “Fund”). If you are not interested in selling your limited partnership interests at this time, please disregard this notice and take no action.

Please note that the sale of your limited partnership interests may be subject to a 2% Early Redemption Fee if you decide to sell your interests in this offer.

The tender offer period will begin on October 18, 2010 and end on November 22, 2010. The purpose of the tender offer is to provide liquidity to investors who hold limited partnership interests. Limited partnership interests can be redeemed by means of a tender offer only during one of the Fund’s announced tender offers.

Should you wish to sell any of your limited partnership interests during this tender offer period, please complete and return the enclosed Letter of Transmittal (the Tender Offer Form will suffice) which must be received by your Merrill financial adviser either by mail or by fax (if by fax, please deliver an original, executed copy promptly thereafter) in good order. Your Merrill financial adviser must submit the form to the “Endowment Fund Tenders” mailbox of Merrill Lynch, Pierce, Fenner & Smith, Inc. by midnight, Central Standard Time, on November 22, 2010. If you do not wish to redeem limited partnership interests for any reason, including if you are subject to an agreement not to redeem your interests for an initial holding period, simply disregard this notice. No Action is Required if You Do Not Wish to Redeem at This Time.

If you have any questions, please refer to the attached Offer to Purchase document, which contains additional important information about the tender offer, or call your Merrill financial adviser.

Sincerely,

The Endowment TEI Fund, L.P.